STOCK RESTRICTION AND
                          REGISTRATION RIGHTS AGREEMENT

      This Agreement ("Agreement") is among Nationwide Staffing, Inc., a Delaware corporation ("Nationwide"), WJG Capital, L.L.C., a Texas limited liability company ("WJG"), Larry E. Darst ("Darst") and Gary J. Petry ("Petry"), who agree as follows:

1.    INTRODUCTION

      WJG, Darst and Petry (the "Sponsor Holders") are stockholders of Nationwide, having acquired "restricted" shares of Nationwide's Common Stock in private placements.

      Nationwide is acquiring eight business organizations (the "Acquisitions") which will serve as the founding companies (the "Founders") to create a comprehensive staffing service provider.

      As part of the documentation for the Acquisitions, the stockholders of the Founders (the "Founder Stockholders") have agreed to certain contractual restrictions on transfer of the shares of; and (b) registration rights regarding, the Nationwide Common Stock that they will receive or have received.

2.    RESTRICTIONS ON TRANSFER

      The Sponsor Holders have agreed to be bound by the same contractual restrictions as the Founders. Accordingly, the Sponsor Holders agree as follows:

      Except for (i) transfers to immediate family members, (ii) transfers by WJG to the members of WJG in accordance with their interests in WJG, which family members or WJG members agree to be bound by the restrictions set forth herein (or trusts for the benefit of Sponsor Holders or immediate family members, the trustees of which so agree) or (iii) transfers between and among Sponsor Holders or permitted transferees of Sponsor Holders, for a period of one year from the date of closing of the Acquisitions (the "Closing"), except pursuant to Section 3 hereof, the Sponsor Holders shall not sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of Nationwide Common Stock owned by the Sponsor Holders, whether now owned or hereafter acquired. The certificates evidencing the Nationwide Common Stock owned by the Sponsor Holders will bear a legend substantially in the form set forth below and containing such other information as Nationwide may deem necessary or appropriate:

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THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED,
TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT
OR OTHER DISPOSITION PRIOR TO SEPTEMBER 11, 1998. UPON THE WRITTEN REQUEST OF
THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

3.    REGISTRATION RIGHTS

      3.1 Whenever Nationwide proposes to register any Nationwide Common Stock for its own or others account under the Securities Act of 1933, as amended (the "1933 Act") for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by Nationwide and (ii) registrations relating to employee benefit plans, Nationwide shall give the Sponsor Holders prompt written notice of its intent to do so. Upon the written request of any Sponsor Holder given within 30 days after receipt of such notice, (a) Nationwide shall cause to be included in such registration all Nationwide Common Stock owned by such Sponsor Holder (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by Nationwide as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Nationwide Common Stock) which the Sponsor Holder requests. In addition, if Nationwide is advised in writing in good faith by any managing underwriter(s) of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 3 that the number of shares to be sold by persons other than Nationwide is greater than the number of such shares which can be offered without adversely affecting the offering, Nationwide may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter(s), provided, that any such reduction shall be made first by reducing the number of shares to be sold by the Sponsor Holders, and then by reducing the number of any shares to be sold by Founder Stockholders.

      3.2 All expenses incurred in connection with the registrations under this
Section 3 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts which shall be payable by the respective selling parties), shall be borne by Nationwide. In connection with registrations under Section 3.1, Nationwide shall
(i) use its best efforts to prepare and file with the Securities and Exchange Commission ("SEC") as soon as reasonably practicable, a registration statement with respect to the Nationwide Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all Nationwide Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the Nationwide Common Stock covered by such

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registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Nationwide Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act, and the regulations thereunder.

      3.3 In connection with the registration pursuant to Section 3.1 covering an underwritten registered offering, Nationwide and each participating holder agree to enter into a written agreement with the managing underwriter(s) in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriter(s) and companies of Nationwide's size and investment stature, including indemnification.

      3.4 Nationwide shall not be obligated to register shares of Nationwide Common Stock held by any Sponsor Holder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such Sponsor Holder.

4.    MISCELLANEOUS

      4.1 This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of Nationwide and the Sponsor Holders.

      4.2 This Agreement constitutes the entire agreement and understanding among Nationwide and the Sponsor Holders with respect to the subject matter hereof and supersedes any prior agreement and understanding relating to the subject matter of this Agreement.

      4.3 This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      4.4 All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

      (a) If to Nationwide, addressed to it at the address set forth on the signature page;

      (b) If to a Sponsor Holder, addressed to such Sponsor Holder at its or his address set forth on the signature page or to such other address as any party hereto shall specify pursuant to this
Section 4.4.

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      4.5 This Agreement shall be construed in accordance with the laws of the
State of Delaware, without regard or reference to any conflict-of-law principles that would refer to the law of any other state or jurisdiction.

AGREED AS OF SEPTEMBER 11, 1997              ADDRESS FOR NOTICE:

NATIONWIDE STAFFING, INC.                    600 Travis, Suite 6200
                                             Houston, Texas 77002
                                             Attention: Chief Executive Officer
BY: ________________________________
      Name: Larry E. Darst
      Title: Chief Executive Officer


WJG CAPITAL, L.L.C.                          600 Travis, Suite 6200
                                             Houston, Texas 77002
                                             Attention: Manager
BY: ________________________________
      Name:  Warren L. Williams
      Title: Manager


BY: ________________________________
      Name:  George C. Woods
      Title: Manager


____________________________________         6022 Village Glen Drive #4228
Larry E. Darst                               Dallas, Texas   75206


____________________________________         3410 Pebble Bay Drive
Gary J. Petry                                Katy, Texas   77450

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